Exhibit 99.1

For Immediate Release     For more information:
Contact:  Michael Doherty
Phone:  949-673-1907
Email:  mdoherty@trestlecorp.com

TRESTLE ANNOUNCES STOCKHOLDER APPROVAL OF SALE OF ASSETS

Stockholders Also Approved Amendment to Certificate of Incorporation

Irvine, CA - September 22, 2006 - Trestle Holdings Inc. (TLHO.OB) announced today that at a special meeting of the stockholders held on September 20th, two proposals were approved. The first proposal approves the sale of substantially all of the company’s assets to Clarient, Inc. The second proposal approved an amendment to the company’s Certificate of Incorporation to effect an increase in the authorized number of shares of common stock to 150,000,000.

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This press release contains statements about expected future events that are forward-looking and subject to risks and uncertainties. For these statements, we claim the safe harbor for "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ and vary materially from expectations include, but are not limited to, our ability to consummate the asset sale, any change in business conditions, changes in strategy, one-time events and other important factors disclosed previously and from time to time in our filings with the Securities and Exchange Commission. These cautionary statements by us should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by us. We cannot always predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. In addition, readers are urged to consider statements that include the terms "believes," "belief," "expects," "plans," "objectives," "anticipates," "intends," "targets," "projections," or the like to be uncertain and forward-looking. All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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